                                   EXHIBIT 3

                         REGISTRATION RIGHTS AGREEMENT



Registration Rights Agreement incorporated by reference.

First Amendment to Registration Rights Agreement incorporated by reference.

Second Amendment to Registration Rights Agreement attached.

                                SECOND AMENDMENT
                                       TO
                         REGISTRATION RIGHTS AGREEMENT


     This Second Amendment to the Registration Rights Agreement (the "AMENDMENT") is made and entered into this 16th day of March 2001, by and among Bargo Energy Company, a Texas corporation, ("BARGO"), TJG Investments I Ltd., a Texas corporation (formerly, TJG Investments, Inc.) ("TJG"), BOC Operating Corporation, a Texas corporation (formerly, Bargo Operating Company, Inc.), ("OPERATING"), Barrow Investments Ltd., a Texas limited partnership ("BARROW INVESTMENTS"), Tim J. Goff ("GOFF"), Thomas Barrow ("BARROW") and James E. Sowell ("SOWELL"), and evidences the following:

                                    RECITALS

     A. Bargo has entered into an Agreement and Plan of Merger dated January 24, 2001 (the "MERGER AGREEMENT"), with Bellwether Exploration Company, a Delaware corporation ("BELLWETHER"), pursuant to which Bargo will be merged into Bellwether and Bellwether's name will be changed to Mission Resources Corporation (the "MERGER");

     B. Bargo (as successor by merger to Future Petroleum Corporation, a Utah corporation), and BER Partnership L.P., a Texas limited partnership (formerly, Bargo Energy Resources, Ltd. ("RESOURCES") entered into a Registration Rights Agreement on August 14,1998, as amended by the First Amendment to the Registration Rights Agreement dated December 15, 1998 (as amended, the "AGREEMENT"), covering Common Stock and shares of Common Stock to be issued upon exercise of a warrant issued to Resources, Preferred Shares and shares of Common Stock issuable upon conversion of Preferred Shares issued to Operating, Goff, Barrow and Sowell, and Common Stock issued to BEC Partnership, a Texas general partnership (formerly, Bargo Energy Company) ("BEC"), and TJG;

     C. Resources and BEC no longer hold any Registrable Securities (as defined in the Agreement) and are no longer parties to the Agreement;

     D. Registrable Securities have been transferred to Barrow Investments by a party to the Agreement;

     E. Bellwether is a party to a Registration Rights Agreement dated August 26, 1994, with certain stockholders of the Company named therein (the "ALPINE AGREEMENT"), a copy of which has been provided to the parties to this Amendment;

     F. The parties to the EnCap Agreement (as defined in the Agreement) have entered into a Fourth Amendment to the EnCap Agreement dated as of the date of this Amendment (the "ENCAP AMENDMENT"), a copy of which has been provided to the parties to this Amendment;

     G. The parties to the Price Agreement (as defined in the Agreement) have entered into a Second Amendment to the Price Agreement dated as of the date of this Amendment (the "PRICE AMENDMENT"), a copy of which has been provided to the parties to this Amendment;

     H. The parties to the EnCap Agreement and the parties to the Price Agreement have consented to this Amendment;

     I. The parties to the Alpine Agreement have consented to the terms of the Agreement, as amended by this Amendment pursuant to a consent dated as of the date of this Amendment (the "CONSENT"), a copy of which has been provided to the parties to this Amendment;

     J. In connection with the Merger, Bellwether will assume the EnCap Agreement, as amended by the EnCap Amendment, the Price Agreement, as amended by the Price Amendment, and the Agreement, as amended by this Amendment; and

     K. The parties to the Agreement desire to add Barrow Investments as a party to the Agreement, to amend the Agreement, and to consent to the Alpine Agreement, as amended by the Consent, the EnCap Amendment and the Price Amendment.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the foregoing Recitals and mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1 AMENDMENTS TO THE AGREEMENT. The Agreement is hereby amended as follows:

      (a) The definition of Company in Section 1(a) is replaced with the following:

          "Company" shall mean Mission Resources Corporation, a Delaware corporation, as successor by merger to Bargo Energy Company, a Texas corporation.

      (b) Section 11(c) is replaced with the following:

               "The Company agrees that it will not hereafter grant to any Person any demand or piggyback registration rights that are inconsistent with or violate the rights granted to the Holders of Registrable Securities under this Agreement."

     Section 2 BINDING EFFECT. TJG, Operating, Barrow Investments, Goff, Barrow, Sowell and Bargo, by execution of this Amendment shall be bound by and subject to the terms and obligations under the Agreement, as amended by this Amendment.

     Section 3 CONSENT. TJG, Operating, Barrow Investments, Goff, Barrow and Sowell hereby consent to the terms of the Alpine Agreement, as amended by the Consent, the EnCap Amendment and the Price Amendment.

     Section 4 BARROW INVESTMENTS AS A PARTY. By execution of this Amendment, Barrow Investments agrees to be bound by and subject to the terms and obligations under the Agreement as amended by this Amendment.

     Section 5 NO OTHER CHANGES. Except as explicitly amended by the Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

     Section 6 COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     Section 7 EFFECTIVE TIME. This Amendment will be effective upon the Effective Time as defined in the Merger Agreement. If the Merger Agreement is terminated, this Amendment shall terminate and be deemed null and void.


                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above,

                              BARGO ENERGY COMPANY

                              By:   /s/ Jonathan M. Clarkson
                                    -----------------------------------------
                                    Jonathan M. Clarkson
                                    President


                              TJG INVESTMENTS I LTD.

                              By:   TJG Investments G.P. LLC, General Partner

                                    By:  /s/ Tim J. Goff
                                         ------------------------------------
                                         Tim J. Goff
                                         President


                              BOC OPERATING CORPORATION

                              By:   /s/ Tim J. Goff
                                    -----------------------------------------
                                    Tim J. Goff
                                    President


                              BARROW INVESTMENTS LTD.

                              By: Barrow Operating Company, L.L.C., General Partner

                                    By:  /s/ Thomas Barrow
                                         ------------------------------------
                                         Thomas Barrow
                                         President

                              /s/ Tim J. Goff
                              -----------------------------------------------
                              Tim J. Goff

                              /s/ Thomas Barrow
                              -----------------------------------------------
                              Thomas Barrow

                              /s/ James E. Sowell
                              -----------------------------------------------
                              James E. Sowell